EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the 26th day of September, 1997, between HydroChem Industrial Services, Inc., a Delaware corporation (the "Employer"), and Donovan Boyd, an individual (the "Employee").

         WHEREAS, Employer desires to employ Employee in connection with the operation of Employer's business (the "Business") and pursuant to the terms of this Employment Agreement; and

         WHEREAS, Employee desires to accept such employment;

         NOW THEREFORE, in consideration of the premises, the full and faithful performance of the respective agreements herein contained, and the discharge of the respective obligations herein imposed, the parties mutually covenant and agree that in lieu of all prior agreements between the parties relating thereto, Employee will become employed by Employer for the term herein specified and will enter into a covenant not to compete and certain other covenants for the protection of trade secrets and confidential information of Employer, all upon the terms and conditions hereinafter set forth:

         1. Term. Subject to the provisions for termination hereinafter set forth, the term of this Agreement shall be for the fourteen month period from November 1, 1997 to December 31, 1998 (the "Initial Term"), unless earlier terminated by Employee's death or disability. Thereafter, this Agreement shall be renewed automatically on a year to year basis (each such year being a "Renewal Term") on the conditions herein set forth, unless either party gives notice under paragraph 10 to the other party, within thirty (30) days prior to expiration of the Initial Term or any Renewal Term, of such party's election not to so renew this Agreement.

         2. Duties. Employee's duties shall consist initially of serving as a Vice President of the Employer with responsibility for the Employer's operations in its Gulf Coast Area.

         Employee agrees to perform faithfully the duties assigned to Employee to the best of Employee's ability.

         The Employee agrees to provide Employee's best advice, information, judgment and knowledge with respect to the Business, and Employee warrants that Employee is free to enter into the terms of this Agreement, that Employee has no obligation inconsistent herewith, and that Employee will devote Employee's full time and best efforts to the Business.

         Employee shall serve Employer loyally, diligently and effectively, and shall at all times exert Employee's best efforts to promote the success of the Business' activities as hereinabove stated. Employee shall devote all Employee's time, energy and ability to the interests of Employer and to the discharge of Employee's duties and responsibilities in an efficient, trustworthy and businesslike

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manner.  Employee shall do nothing which will in any way impair or prejudice the name or reputation of Employer.

         3. Compensation. Subject to the performance by Employee of the forgoing duties, Employer agrees to compensate Employee during the Initial Term and any Renewal Term at the rate of Ten Thousand Dollars ($10,000) per month, payable in accordance with the payroll policy of Employer, but not less than once a month ("Base Compensation"). Employer may from time to time change the amount of Base Compensation; provided, however, that Employee's Base Compensation may not be reduced without his written consent.

         Employee shall be entitled to a "Performance Bonus" for the years 1998 and 1999 of up to Fifty percent (50%) of his Base Compensation for each such year. The actual amount of the Performance Bonus shall be based upon Employer performance, Gulf Coast Area performance, and a subjective evaluation of the Employee's performance in each such year. For 1998, the Employer guarantees that Employee's Performance Bonus shall be a minimum of Twenty Five Thousand Dollars ($25,000). The Employer shall pay Employee this guaranteed minimum no later than August 31, 1998 as a non recoverable advance against the full year Performance Bonus. The payment of any further Performance Bonus for 1998 and any Performance Bonus for 1999 shall be subject to Employee remaining employed through the date of payment. The payment of Performance Bonuses for any years after 1999 shall be in accordance with the bonus plan or plans for other Employer executives at the same level as Employee in each applicable year.

         Employee shall be entitled to a "Deferred Supplemental Bonus" for the years 1998 and 1999 in accordance with and subject to the Individual Deferred Supplemental Bonus Plan which is attached hereto and incorporated herein as Exhibit A.

         As authorized from time to time by Employer, Employee may incur reasonable expenses in furtherance of the business of Employer, including, without limitation, expenses for entertainment, travel and similar items. Employer will reimburse Employee for all such expenses upon presentation each month by Employee of an itemized account together with supporting receipts for such expenditures in accordance with the rules, practices, and policies established from time to time by Employer.

         Employee shall have the use of a company vehicle in accordance with the Employer's motor vehicle policy.

                  4. Employee Covenants. At all times during the Initial Term, any Renewal Term and thereafter, Employee agrees as provided below:

(a) Employee understands that Employer's business interests require a confidential relationship between Employer and its employees and Employer and its customers, the protection and confidential treatment of its employees and customers, of its inventions, trade secrets, know-how, programs and other knowledge of its business, including the Business (hereinafter collectively termed "Information") whether or not conceived or learned by its employees in the course of their employment. Accordingly, Employee shall keep confidential and treat confidentially all

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Information,  whether patented, or not, and shall not use or aid others in using
Information in competition with Employer, this obligation to exist both during and after termination of Employee's employment by Employer pursuant to this Agreement and for so long as any Information remains legally protectable as to persons receiving it in a confidential relationship.

(b) Employee will disclose to Employer every significant item of Information relating to Employer's interests and will disclose in writing every invention while under the employ of Employer and which reasonably relates to the Business.

(c) Upon Employer's request, either during or after termination of this employment, but without expense to him, Employee will (i) execute any and all patent applications, assignments, and other legal instruments that Employer shall deem necessary for the protection of the Information; (ii) render aid and assistance in all proceedings pertaining to such Information, and (iii) in
general,   cooperate  with  all  lawful  efforts  by  Employer  to  protect  the
Information.

(d) Upon termination of employment, or from time to time during the Initial Term or any Renewal Term as Employer may request, Employee will surrender to Employer all papers, documents, writings, illustrations, models and other property produced thereby or coming into Employee's possession by or through his employment with Employer, and Employee agrees that all such materials are at all times Employer's property.

(e) During the Initial Term, any Renewal Term, and for an additional period of one year (two years if the Employee voluntarily terminates employment with Employer) immediately following the term of employment (the "Restriction Period"), and in consideration of the employment hereunder for a specified term, the Information to be disclosed by Employer to Employee, and Employee's right to severance compensation in certain circumstances under Section 5, Employee shall not, directly or indirectly, (i) induce any employee of Employer to terminate his employment with Employer, (ii) hire any such employee, (iii) call upon or solicit, with the intent to divert or take away, any clients, customers, and accounts, or (iv) in Employee's own behalf or as a partner, officer, director, employee, agent, consultant or stockholder (other than as a holder of less than 1% of the outstanding capital stock of any corporation with a class of equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) engage in, invest in, or render services to any person or entity engaged in the businesses in which Employer or any of its subsidiaries or affiliates are engaged. The parties intend that the covenants contained in this Section 4(e) shall be deemed to be a series of separate covenants, one for each foreign country and each county or parish in each state of the United States and, expect for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 4(e). Notwithstanding the foregoing, the covenants contained in this Section 4(e) shall only apply to the areas of Employer's Business for which Employee renders services hereunder or receives Information and in the geographical areas where Employee has responsibilities. If any judicial or administrative body shall refuse to enforce all of the separate covenants contained in this Section 4(e) because the time limit is too long, it is expressly understood and agreed between the parties hereto that for the purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If any judicial or administrative body shall refuse to enforce all of the separate covenants contained in this Section 4(e) because they are

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more extensive  (whether as to geographic  area, scope of business or otherwise)
than necessary to protect the business and goodwill of Employer or any of its subsidiaries or affiliates, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area , scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

(f) Employee acknowledges that, in view of the nature of the business in which the Employer is engaged, the restrictions contained in this Section 4 (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Employer, and that any violation thereof would result in irreparable injuries to the Employer, and Employee therefore further acknowledges that , in the event Employee violates, or threatens to violate, any of such Restrictions, the Employer shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Employer may be entitled. The legitimate interests of the Employer include, but are not limited to, the identity of customers, the special needs and requirements of customers, pricing strategies, cost factors and bidding strategies.

 (g) If any of the Restrictions under this Section 4, or any part thereof, shall be determined in any judicial or administrative proceeding to be invalid, illegal or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid, illegal or unenforceable provisions. If the period of time or the area specified in the Restrictions shall be determined in any judicial or administrative proceeding to be unreasonable, then the court or administrative body shall have the power to reduce the period of time or the area covered and, in its reduced form, such provisions shall then be enforceable and shall be enforced.

(h) If Employee violates any of the Restrictions, any applicable Restriction Period shall be tolled from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the reasonable satisfaction of the Employer.

         5.       Termination.

(a) This Agreement may be terminated prior to the expiration of the Initial Term or any Renewal Term: (i) by mutual agreement of the parties, or (ii) by the Employer either with or without Cause (as such term is hereinafter defined). If such termination is by the Employer for Cause, all of the Employee's right to compensation under Section 3 above shall terminate upon such termination, except any amount accrued Base Compensation in respect of periods prior to such termination.

If such termination is by the Employer without Cause, the Employer shall pay to the Employee, in addition to any amounts accrued as Base Compensation in respect of periods prior to such termination:

         (i) if such termination occurs during the Initial Term, an amount equal to the Base Compensation that would otherwise be payable to the Employee under this Agreement during (x)

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the remainder of the Initial Term or (y) the next six months  following the date of such termination, whichever is greater, or

         (ii) if such termination occurs during any Renewal Term, an amount equal to the Base Compensation that would otherwise be payable under this Agreement during the next six months following the date of such termination.

In either case, such amount will be based on the Base Compensation then in effect and payable in installments as if the employment of Employee had continued through the applicable number of months. "Cause" shall mean (i) failure by the Employee to perform assigned duties in a manner which is satisfactory to the Employer which failure is not corrected within thirty (30) days after receipt of written notice thereof, (ii) a material breach by Employee of any of Employee's obligations hereunder, (iii) fraud or conviction of the Employee for fraud, misappropriation, embezzlement, or any felony, or (iv) any act or action involving moral turpitude or reflecting negatively on the Employer.

(b) If the Employee shall die during the term of this Agreement, this Agreement shall automatically terminate, and no further compensation shall be payable to Employee hereunder.

(c) If the Employee is unable to discharge his duties hereunder for a period of two consecutive months by reason of physical or mental illnesses, injury or incapacity, the Employer may, by written notice to the Employee, terminate this Agreement and no further compensation shall be payable to Employee hereunder.

         6. Severability. In case any term, phrase, clause, paragraph, restriction, covenant or agreement herein contained shall be held to be invalid, illegal or unenforceable, the same shall be severed, and it is hereby agreed that the same are meant to be severable, and shall not defeat or impair the remaining provisions hereof. Further, there shall be substituted in lieu of such invalid, illegal or unenforceable provision, a provision as close thereto which is valid, legal and enforceable.

         7. Waiver. A waiver by any party hereto of a breach of any provision of this Agreement, or of any duties imposed upon any party hereto by law, or of any other clauses hereof, shall not operate or be construed as a waiver of any subsequent or continuing breach of this Agreement by any party.

         8. Assignment. This Agreement shall bind and inure to the benefit of Employer, and its successors and assigns, and Employee, and Employee's heirs and personal representatives.

         9. Relationship Between Parties. Employee shall be considered and treated as having an employee status, and shall be entitled, to the extent Employee is eligible, to participate in any plans, arrangements or distribution of and by Employer pertaining to or in connection with any pension, bonus, profit-sharing, or similar benefits and life, health, accident and disability insurance or benefits, or similar employee fringe benefits for employees of Employer. All fees, compensation and other things of value, charged by Employer and received or realized as a result of the rendering

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of services by Employee on behalf of the  Employer  shall  belong to and be paid and delivered forthwith to Employer.

         10. Notices. Any and all notices provided for herein shall be in writing and shall be considered as properly given if delivered to the party, or sent by certified mail, return receipt requested, at the addresses set out below for such party.

If to Employer:                     HydroChem Industrial Services, Inc.
                                    6210 Rothway
                                    Suite 150
                                    Houston, Texas 77040
                                    Attn: Legal Department

If to Employee:                     Donovan Boyd
                                    4226 Shady Springs
                                    Seabrook, TX  77586

Either party may change its address for notice by giving proper notice to such effect under this Section 10.

         11.      Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH INTERNAL SUBSTANTIVE LAWS OF STATE OF
TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         12. Consent to Jurisdiction and Service of Process. EMPLOYEE HEREBY CONSENTS TO JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HARRIS COUNTY, TEXAS AND AGREES THAT SUBJECT TO EMPLOYER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EMPLOYEE ACCEPTS AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT OR ORDER RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EMPLOYEE ALSO AGREES THAT SERVICE OF PROCESS UPON EMPLOYEE IN ANY SUCH ACTION IN ANY SUCH COURT MAY BE EFFECTED IN ACCORDANCE WITH THE NOTICE PROVISIONS SET FORTH IN SECTION 10 OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF EMPLOYER TO BRING PROCEEDINGS AGAINST EMPLOYEE IN ANY OTHER JURISDICTION.

         13. Captions. The captions to the sections and subsections of this Agreement are for convenience of reference only and shall not be construed to be a part hereof.

         14. No Conflict. Employee represents and warrants to Employer that being employed by Employer will not conflict with or violate any covenant not to compete or any other restrictions to which Employee may be bound.

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



         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and it supersedes all prior or contemporaneous agreements, negotiations or understandings with respect to said subject matter. This Agreement may be amended or waived only by a written instrument duly signed by both parties.

         EXECUTED in duplicate original as of the date and year first above written.


EMPLOYER:

HydroChem Industrial Services, Inc.

By:   /s/s Gary D. Noto
      -----------------------
      Gary D. Noto, Executive Vice President



EMPLOYEE:
/s/ Donovan Boyd
-------------------------------
Donovan Boyd



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                                                                    EXHIBIT A


                   INDIVIDUAL SUPPLEMENTAL DEFERRED BONUS PLAN
                                       FOR
                                  DONOVAN BOYD

                               September 26, 1997


This Individual Supplemental Bonus Plan (the "Plan") for Donovan Boyd (the "Employee") shall be a part of the Employment Agreement of even date (the "Employment Agreement") between HydroChem Industrial Services, Inc. ("Employer") and Employee. The following constitue the provisions of the Plan.

     1. 1998 Award. As of April 1, 1999, and subject to Employee remaining employed by Employer through such date, Employer shall award Employee a supplemental deferred bonus for 1998 (the "1998 Award"). The amount of the 1998 Award shall be equal to the amount of Employee's Performance Bonus for 1998 under the third paragraph of section 3 of the Employment Agreement.

     2. 1999 Award. As of April 1, 2000, and subject to Employee remaining employed by Employer through such date, Employer shall award Employee a supplemental deferred bonus for 1999 (the "1999 Award"). The amount of the 1999 Award shall be equal to the amount of the Employee's Performance Bonus for 1999 under the third paragraph of section 3 of the Employment Agreement.

     3. Crediting of Awards. Each Award shall be credited to Employee on the books and records of the Employer as of the respective date of each Award and shall vest in and become payable to Employee as hereinafter set forth. All amounts which may become payable under the Plan to the Employee shall be paid exclusively from the general funds of the Employer. Employee's rights to payment shall be those of a general unsecured creditor of Employer. Employee shall not have any claim, right, security interest, or other interest in any fund, account or other asset of the Company.

     4. Vesting of Awards. Each Award shall vest in the Employee in equal installments on the first, second and third anniversary dates (each such date being an "Anniversary Date") of the date that such Award is credited to Employee as set forth in section 3 of the Plan. Accordingly, the 1998 Award and the 1999 Award will become fully vested on April 1, 2002 and April 1, 2003, respectively.

     5. Payment of Awards. Each Award shall be payable in full.by the Employer to the Employee as of the date that such Award becomes fully vested. Accordingly, the 1998 Award would be payable in full on April 1, 2002 subject to the Employee remaining employed with Employer through such date. The 1999 Award would be payable in full on April 1, 2003 subject to Employee remaining employed through such date.

     6. Termination of Employment. If Employee's employment with Employer terminates for any reason whatsoever, other than for death or disability, prior to the time that any Award is fully vested, then (i) withing thirty (30) days thereafter, the Employer shall pay to Employee the portion of such Award that was vested as of the last Anniversary Date of that Award prior to the termination of employment, and (ii) any unvested portion of such Award shall be forfeited and no longer be payable or credited to Employee.

     7. Death of Disability. If Employee's employment with Employer terminates because of death or disability prior to the time that any Award is fully vested, then such Award shall immediately become fully vested and payable to Employee or the personal representative of Employee as the case may be. For the purposes of this section 7, disability shall be deemed to have occurred if Employer terminates Employee's employment under section 5 (c) of the Employment Agreement.